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                                                                     EXHIBIT 5.1

                                   May 16, 2002

Veridian Corporation
1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202


Ladies and Gentlemen:

         We have acted as counsel to Veridian Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1 (File No. 333-83792), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 14,375,000 shares (including shares to be issued upon exercise of the underwriters' over-allotment options) (the "Shares") of the Company's common stock, par value $0.0001 per share ("Common Stock"), proposed to be offered by the Company under the Registration Statement. This opinion also relates to any registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act.

         We have examined originals or copies of (i) the Second Amended and Restated Certificate of Incorporation of the Company (the "Second Amended and Restated Charter"), (ii) the Bylaws of the Company as in effect on the date hereof, (iii) certain resolutions of the Board of Directors of the Company, and
(iv) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.

         We have assumed and have not verified (i) the genuineness of all signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the issuance of the Shares in accordance with the Registration Statement has been duly authorized by the Company, subject to the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Delaware on or prior to the consummation of the offering, and (ii) the Shares, when thereafter issued against payment therefor in connection with the offering, will be validly issued, fully paid and non-assessable.

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Veridian Corporation
May 16,2002
Page 2


         The foregoing opinion is based on and is limited to the corporate laws of the State of Delaware and we render no opinion with respect to the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Experts" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. This opinion may be incorporated by reference in a registration statement by the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinion expressed herein will apply to the additional shares registered thereunder.


                                Very truly yours,


                                /s/ Andrews & Kurth L.L.P.
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                                    ANDREWS & KURTH L.L.P.